SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2003

TRANSMETA CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-31803	77-0402448

(Commission File Number)	(IRS Employer Identification No.)

3990 Freedom Circle, Santa Clara, CA	95054
(Address of principal executive offices)	(Zip Code)

(408) 919-3000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Item 5: Other Events.
Item 7: Financial Statements and Exhibits.
Item 9: Regulation FD Disclosure.
RISK FACTORS
SIGNATURE
Exhibit Index
EXHIBIT 99.01

Item 5: Other Events.

On November 25, 2003, Transmeta Corporation issued a press release announcing, among other things, that it intends to offer shares of its common stock in a public offering under its shelf S-3 registration statement and that a preliminary prospectus supplement relating to the offering was filed on that date by Transmeta with the Securities and Exchange Commission.

This report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 7: Financial Statements and Exhibits.

(c) Exhibits.

Exhibit
Number	Exhibit Title or Description

99.01	Press Release dated November 25, 2003.

Item 9: Regulation FD Disclosure.

The following risk factors were included in the prospectus supplement relating to the offering.

These risk factors contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements speak only as of the date of this current report, and Transmeta will not necessarily provide updates of its projections or other forward-looking statements. Such forward-looking statements are subject to many risks and uncertainties, and may differ materially or adversely from Transmeta’s actual results or future events. Important risk factors that could have material or adverse effects on our results include those set forth below. Transmeta undertakes no obligation to revise or update publicly any forward-looking statement for any reason.

RISK FACTORS

      Investing in our common stock involves a high degree of risk. You should consider the following risk factors, as well as other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, before deciding to purchase any shares of our common stock. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. If any of these risks occurs, our business could suffer, the market price of our common stock could decline and you could lose all or part of your investment in our common stock.

      Our ability to achieve future profitability depends primarily on the successful introduction of our new Efficeon TM8000 family of microprocessor products. We are just entering production of our first Efficeon products using a 130 nanometer CMOS process. We have only recently completed our initial design and specifications, or tape-out, and begun test manufacturing of future Efficeon products using a new 90 nanometer CMOS process by Fujitsu Microelectronics, a new foundry with which we have only very limited experience. We do not expect those first silicon test products to be available for testing until January 2004, at the earliest, and we expect them to exhibit problems that are normal for new silicon products. If those problems prove to be more serious than expected and cannot be remedied on a timely basis and at a reasonable cost, the value of your investment in the common stock would likely be very substantially reduced. For more information, see the second and third risk factors below.

We have a history of losses, expect to incur further significant losses and may never achieve or maintain profitability.

      Since our inception, we have incurred cumulative losses aggregating $520.6 million, including net losses of $110.0 million in 2002 and $65.7 million in the first nine months of 2003, which have reduced stockholders’ equity to $82.7 million at September 30, 2003. We currently expect to continue to incur losses under our current business plan until at least 2005.

      We have financed our operations primarily through sales of equity securities and, to a lesser extent, from product and license revenue and lease financing. As a result of our use of cash in the course of our business operations, our cash, cash equivalents and short-term investments have declined from a quarter-end high of $343.1 million as of December 31, 2000 to $74.4 million as of September 30, 2003. We shall use the net proceeds from the sale of common stock offered hereby to fund our operations, which are generating significant losses. We believe that the net proceeds of this offering will enable us to operate as a going concern for a period that extends at least through December 31, 2004. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources”. However, whether we will be able to continue to operate as a going concern may be affected by a variety of factors, which may include our ability to achieve market acceptance for our Efficeon TM8000 products, significant unexpected technical or manufacturing problems we may experience in transitioning our Efficeon TM8000 microprocessor to a 90 nanometer manufacturing process or any significant problems we may face in selling our TM5800 microprocessors in additional market segments. Accordingly, it is possible that we might not be able to continue as a going concern even if this offering is completed.

      Our revenue must increase if we are to achieve profitability under our current business model. We cannot assure you that our revenue will increase or that we will ever achieve profitability. Even if we achieve profitability, we may not be able to sustain or increase profitability on a quarterly or an annual basis.

Our future operating results will depend significantly on sales of our new Efficeon TM8000 products.

      Our future revenue and gross margins will be influenced in large part by the level of sales of our new Efficeon TM8000 products. Therefore, our future operating results will depend on the demand for these products from future customers. We have not yet generated significant revenue from the sale of our Efficeon TM8000 products. Our initial Efficeon TM8000 microprocessor manufactured using a 130 nanometer complementary metal oxide semiconductor, or CMOS, process is only just beginning to be shipped in the fourth quarter of 2003, and the substantial majority of shipments of this product to date have been of engineering samples and pre-production units. If we experience delays in manufacturing sufficient quantities of microprocessors, our target customers could design a competitor’s microprocessor into their product, which would lead to lost sales and impede our ability to generate market interest in our new microprocessor. If these products are not widely accepted by the market due to performance, price, compatibility or any other reason, significant demand for our new products may fail to materialize.

      We are seeking to transition the manufacturing of our Efficeon TM8000 microprocessors to a 90 nanometer CMOS process. We believe that successfully completing this transition will be important to our ability to achieve broad market acceptance of our Efficeon TM8000 microprocessors and to our ability to compete, particularly in market segments in which performance is a key competitive factor such as the notebook personal computer and blade server markets. We cannot be sure that we will successfully complete the development of, and introduce, the Efficeon TM8000 microprocessor manufactured using the 90 nanometer process. We do not expect to begin volume shipment of 90 nanometer Efficeon TM8000 microprocessors until the second half of 2004.

We could encounter a variety of technical and manufacturing problems that could delay or prevent the successful introduction of an Efficeon TM8000 microprocessor manufactured using a 90 nanometer process.

      Transitioning our TM8000 microprocessor to a 90 nanometer manufacturing process involves a variety of technical and manufacturing challenges. We intend to use Fujitsu Microelectronics to manufacture our initial 90 nanometer Efficeon TM8000 microprocessors. We delivered to Fujitsu Microelectronics the tape-out of our Efficeon TM8000 microprocessor for implementation in its 90 nanometer foundry in November 2003. We expect to receive silicon for testing as early as January 2004. Once we receive and test that first silicon, it is likely that we will determine that modifications will need to be made to address one or more problems identified in the testing process. Although we have anticipated that several revisions will need to be made before production, we cannot be sure that more revisions than anticipated will not be necessary or that we will not encounter more significant problems than expected. Fujitsu Microelectronics has limited experience with the 90 nanometer CMOS process and has not yet manufactured in volume using this process. We cannot be sure that Fujitsu Microelectronics’ 90 nanometer foundry will be qualified for production shipments on our planned schedule. For example, during 2001 we experienced yield problems as we migrated our products to smaller geometries, which caused increases in our product costs, delays in product availability and diversion of engineering personnel. If we encounter problems with the manufacture of the Efficeon TM8000 microprocessors using the 90 nanometer process that are more significant or take longer to resolve than we anticipate, our ability to increase our revenue would suffer and we could incur significant expenses.

Our Crusoe TM5800 microprocessors are experiencing decreasing demand from notebook computer manufacturers and are experiencing declining average selling prices. If we are unable to sell the TM5800 microprocessors into additional market segments or reduce our costs of production, our operating results will suffer.

      As our Crusoe TM5800 microprocessors have matured, demand for the TM5800 microprocessors from notebook computer manufacturers has declined in that market segment. We intend to seek to sell the TM5800 microprocessors into additional market segments such as the thin client, ultra-personal computer, or UPC, and embedded computer market segments, many of which are only beginning to be developed. We cannot be sure that we will be successful in selling the TM5800 microprocessors into these markets or that these markets will experience significant growth. In addition, the average selling price of the TM5800 microprocessors has decreased, and we expect that pricing pressure on the TM5800 microprocessors will continue to increase as sales of these microprocessors increasingly derive from geographies and market segments that traditionally demand lower average selling prices. If we are unable to achieve sufficient reductions in our costs of products sold, this decline in prices will adversely affect our gross margins.

The growth of our business depends in part upon the development of emerging markets and our ability to meet the needs of these markets.

      The growth of our business depends in part on acceptance and use of our products in new classes of devices such as tablet PCs, UPCs, high density servers and new embedded processor applications. We depend on the ability of our target customers to develop new products and enhance existing products for these markets that incorporate our products and to introduce and promote their products successfully. These new markets often rely on newly developed technologies, which will require extensive development and marketing before widespread acceptance is achieved, so the new markets may grow slowly, if at all. If the new markets do not grow as we anticipate, our target customers do not incorporate our products into theirs, or our products are not widely accepted by end users, our ability to increase our revenues would suffer. In addition, manufacturers within emerging markets may have widely varying requirements. To meet the requirements of different manufacturers and markets, we may be required to change our product design or features, sales methods or pricing policies. The costs of addressing these requirements could be substantial and could delay or prevent any improvement in our operating results.

Our future revenue depends in part upon our ability to penetrate additional segments of the notebook computer market.

      Historically, our sales in the notebook computer market have primarily been in the market segment consisting of thin and light notebook computers for which low heat generation and power consumption are particularly critical. Our ability to increase our revenues in the future will depend in significant part on our ability to market our new Efficeon TM8000 microprocessors in additional segments of the notebook computer market in which microprocessor performance is a more significant factor. These notebook market segments are intensely competitive and dominated by Intel. We have not succeeded in deriving significant revenues from sales of our microprocessors in these market segments in the past and cannot be sure that we will successfully market and sell our microprocessor products in these market segments in the future.

      Due to our software-based approach to microprocessor design, we have been required, and expect to continue to be required, to devote substantial resources to educate prospective customers in the notebook computer market about the benefits of our products and to assist potential customers with their designs. In addition, since computer products generally are designed to incorporate a specific microprocessor, original equipment manufacturers, or OEMs, must design new products to utilize different microprocessors such as our products. Given the complexity of these computer products and their many components, designing new products requires significant investments. For instance, OEMs may need to design new computer casings, basic input/output system, or BIOS, software and motherboards. Our target customers may not choose our products for technical, performance, packaging, novelty, design cost or other reasons. If our products fail to achieve widespread acceptance in the notebook computer market, our ability to increase our revenue would likely be seriously harmed.

If we need additional financing, we may not be able to raise further financing or it may only be available on terms unfavorable to us or our stockholders.

      We have a history of substantial losses, and expect to incur future losses. Demonstrating the effects of these losses on our cash balances, during the past 12 months our cash and cash equivalents and short-term investments balances have decreased by $81.4 million, from $155.8 million as of September 30, 2002 to $74.4 million as of September 30, 2003. As we shift our product mix to our next family of microprocessors, the Efficeon TM8000, and as we continue to develop new or enhance existing products or services in line with our business model, we expect that, as a result of an increased level of operations, our cash expenditures will increase. Although we intend to use the net proceeds from this offering to increase our working capital and fund our operations, which are generating significant losses, we cannot be sure that the net proceeds from this offering will be sufficient for this purpose. If the revenue that we generate falls below our expectations, we could utilize our existing cash resources, together with the net proceeds of this offering, faster than we expect. In addition, we may begin to generate positive cash flow from operations later than anticipated or we may never generate positive cash flow from operations. As a result, we may need significant additional funds. A variety of other business contingencies could contribute to our need for funds in the future, including the need to:

•	fund expansion;

•	fund marketing expenditures;

•	develop new products or enhance existing products;

•	enhance our operating infrastructure;

•	hire additional personnel;

•	respond to customer concerns about our viability;

•	respond to competitive pressures; or

•	acquire complementary businesses or technologies.

      If we were to raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of our stockholders would be reduced, and these newly issued securities might have rights, preferences or privileges senior to those of our then-existing stockholders. Additional financing might not be available on terms favorable to us, or at all. For example, in order to raise equity financing, we may decide to sell our stock at a discount of our then current trading price, which may have an adverse effect on our future trading price. If adequate funds were not available on acceptable terms or at all, our ability to fund our operations, take advantage of unanticipated opportunities, develop or enhance our products or otherwise respond to competitive pressures would be significantly limited.

We face intense competition in the x86-compatible microprocessor market. Many of our competitors are much larger than we are and have significantly greater resources. We may not be able to compete effectively.

      The market for microprocessors is intensely competitive. We may not be able to compete effectively against current and potential competitors, especially those with significantly greater resources and market leverage. Competition may cause price reductions, reduced gross margins and loss of market share, any one of which could significantly reduce our future revenue and increase our losses. For example, we may determine to lower the prices of our products in order to increase or maintain market share, which would likely increase our losses.

      Significant competitors in the x86-compatible microprocessor product market include Intel, Advanced Micro Devices and VIA Technologies. Our current and potential competitors have longer operating histories, significantly greater financial, technical, product development and marketing resources, greater name recognition and significantly larger customer bases than we do. Our competitors may be able to develop products comparable or superior to those we offer, adapt more quickly than we do to new technologies, evolving industry trends and customer requirements, and devote greater resources to the development, promotion and sale of their products than we can. Many of our competitors also have well-established relationships with our existing and prospective customers and suppliers. As a result of these factors, many of our competitors, either alone or with other companies, have significant influence in our target markets that could outweigh any advantage that we may possess. For example, negotiating and maintaining favorable customer and strategic relationships are and will continue to be critical to our business. If our competitors use their influence to negotiate strategic relationships on more favorable terms than we are able to negotiate, or if they structure relationships that impair our ability to form strategic relationships, our competitive position and our business would be substantially damaged.

      In particular, Intel has dominated the market for x86-compatible microprocessors for many years. We may be adversely affected by Intel’s pricing decisions, product mix and introduction schedules, marketing strategies and influence over industry standards and other market participants and the loyalty of consumers to the Intel brand. We cannot be sure that we can compete effectively against Intel even in the market segments that we intend to target.

      In 2003, Intel introduced a new microprocessor that is focused on the notebook computer market segment and designed to consume less power than its prior microprocessors. We expect that Intel, and potentially other microprocessor companies, will increasingly seek to offer microprocessors specifically targeted at many of the same market segments that we intend to serve, which could adversely affect our ability to compete successfully.

      Furthermore, our competitors may merge or form strategic relationships that might enable them to offer, or bring to market earlier, products that are superior to ours in terms of features, quality, pricing or other factors. We expect additional competition from other established and emerging companies and technologies.

We may experience manufacturing difficulties that could increase the cost and reduce the supply of our products.

      The fabrication of wafers for our microprocessors is a highly complex and precise process that requires production in a tightly controlled, clean room environment. Minute impurities, difficulties in the fabrication process, defects in the masks used to print circuits on a wafer or other factors can cause numerous die on each wafer to be nonfunctional. The proportion of functional die expressed as a percentage of total die on a wafer is referred to as product “yield.” Semiconductor companies frequently encounter difficulties in achieving expected product yields, particularly when introducing new products. Yield problems may not be identified and resolved until a product has been manufactured and can be analyzed and tested, if ever. As a result, yield problems are often difficult, time-consuming and expensive to correct. We have experienced yield problems in the past, and we may experience yield problems in the future that impair our ability to deliver our products to our customers, increase our costs, adversely affect our margins and divert the efforts of our engineering personnel. Difficulties in achieving the desired yields often occur in the early stages of production of a new product or in the migration of manufacturing processes to smaller geometries. We could experience difficulties in achieving desired yields or other manufacturing problems as we commence production of our initial Efficeon TM8000 products that could delay our ability to introduce Efficeon TM8000 products in volume, adversely affect our costs and gross margins and harm our reputation. In addition, we could also experience these difficulties as we seek to migrate the Efficeon TM8000 products to a 90 nanometer process technology, which poses significant technical challenges and in which neither we nor Fujitsu Microelectronics, which we intend to use to manufacture these products, has significant experience. Even with functional die, normal variations in wafer fabrication can cause some die to run faster than others. Variations in speed yield could lead to excess inventory of the slower, less valuable die, a resulting unfavorable impact on gross margins and an insufficient inventory of faster products, depending upon customer demand.

Our lengthy and variable sales cycles make it difficult for us to predict when and if a design win will result in volume shipments.

      We depend upon other companies designing our microprocessors into their products, which we refer to as design wins. Many of our targeted customers consider the choice of a microprocessor to be a strategic decision. Thus our targeted customers may take a long time to evaluate our products, and many individuals may be involved in the evaluation process. We anticipate that the length of time between our initial contact with a customer and the time when we recognize revenue from that customer will vary. We expect our sales cycles to range typically from six to 12 months, or more, from the time we achieve a design win to the time the customer begins volume production of products that incorporate our microprocessors. We do not have historical experience selling our products that is sufficient for us to determine accurately how our sales cycles will affect the timing of our revenue. Variations in the length of our sales cycles could cause our revenue to fluctuate widely from period to period. While potential customers are evaluating our products and before they place an order with us, we may incur sales and marketing expenses and expend significant management and engineering resources without any assurance of success. The value of any design win depends upon the commercial success of our customers’ products. If our customers cancel projects or change product plans, we could lose anticipated sales. We can offer no assurance that we will achieve further design wins or that the products for which we achieve design wins will ultimately be introduced or will, if introduced, be commercially successful.

If we fail to forecast demand for our products accurately, we could lose sales and incur inventory losses.

      The demand for our products depends upon many factors and is difficult to forecast. Many shipments of our products may be made near the end of the fiscal quarter, which makes it difficult to estimate demand for our products. We expect that it will become more difficult to forecast demand as we introduce new products and as competition in the markets for our products intensifies. Significant unanticipated fluctuations in demand have caused, and in the future could cause, problems in our operations.

      The lead-time required to fabricate large volumes of wafers is often longer than the lead-time our customers provide to us for delivery of their product requirements. Therefore, we often must place our orders in advance of expected purchase orders from our customers. As a result, we have only a limited ability to react to fluctuations in demand for our products, which could cause us to have either too much or too little inventory of a particular product. If demand does not develop as we expect, we could have excess production. Excess production would result in excess inventories of product, which would use cash and could result in inventory write-downs and write-offs. We have limited capability to reduce ongoing production once wafer fabrication has commenced. Further, as we introduce product enhancements and new products, and improve our manufacturing processes, demand for our existing products decreases. Conversely, if demand exceeds our expectations, Taiwan Semiconductor Manufacturing Company, or TSMC, or Fujitsu Microelectronics might not be able to fabricate wafers as quickly as we need them. Also, Advanced Semiconductor Engineering, or ASE, might not be able to increase assembly functions in a timely manner. In that event, we would need to increase production and assembly rapidly or find, qualify and begin production and assembly at additional manufacturers or providers of assembly and test services, which may not be possible within a time frame acceptable to our customers. The inability of our product manufacturer or ASE to increase production rapidly enough could cause us to fail to meet customer demand. In addition, rapid increases in production levels to meet unanticipated demand could result in higher costs for manufacturing and other expenses. These higher costs could lower our gross margins.

We currently derive a substantial portion of our revenue from a small number of customers, and our revenue would decline significantly if any major customer were to cancel, reduce or delay a purchase of our products.

      Sales to three customers in the aggregate accounted for 64% of net product revenue in the first nine months of 2003. These customers are located in Asia, which subjects us to economic cycles in that area as well as the geographic areas in which they sell their products containing our microprocessors. We expect that a small number of customers and distributors will continue to account for a significant portion of our revenue. Our future success will depend upon the timing and size of future purchase orders, if any, from these customers and new customers and, in particular:

•	the success of our customers in marketing products that incorporate our products;

•	the product requirements of our customers; and

•	the financial and operational success of our customers.

      We expect that our sales to OEM customers will continue to be made on the basis of purchase orders rather than long-term commitments. In addition, customers can delay, modify or cancel orders without penalty. Many of our customers and potential customers are significantly larger than we are and have sufficient bargaining power to demand reduced prices and favorable nonstandard terms. The loss of any major customer, or the delay of significant orders from these customers, could reduce or delay our recognition of revenue.

      We have entered into distributor agreements and rely in part on distributors and stocking representatives for sales of our products in large territories, including Japan, Taiwan, Hong Kong, Europe, China, Korea and North America. These agreements do not contain minimum purchase commitments.

Additionally, we have entered into agreements with manufacturers’ representatives in North America and Europe. Any distributor, stocking representative or manufacturers’ representative that fails to emphasize sales of our products, chooses to emphasize alternative products or devices or to promote products of our competitors might not sell a significant amount or any of our products.

If our customers are not able to obtain the other components necessary to build their systems, sales of our products could be delayed or cancelled.

      Suppliers of other components incorporated into our customers’ systems may experience shortages, which could reduce the demand for our products. For example, from time to time, the computer and semiconductor industries have experienced shortages of some materials and devices, such as memory components, displays, and storage devices. Our customers could defer or cancel purchases of our products if they are not able to obtain the other components necessary to build their systems.

We rely on an independent foundry that has no obligation to provide us with fixed pricing or production capacity for the fabrication of our wafers, and our business will suffer if we are unable to obtain sufficient production capacity on favorable terms.

      We do not have our own manufacturing facilities and, therefore, must rely on third parties to manufacture our products. We currently rely on TSMC in Taiwan to fabricate the wafers for all of our current products and intend to rely on Fujitsu Microelectronics in Japan to manufacture our initial 90 nanometer Efficeon TM8000 products. As is common in the industry, we do not have a manufacturing contract with TSMC that guarantees any particular production capacity or any particular price, and although we have not yet entered into a definitive manufacturing agreement with Fujitsu Microelectronics, we cannot be assured that we will have any guaranteed production capacity with Fujitsu Microelectronics. The Fujitsu Microelectronics 90 nanometer foundry has relatively limited capacity and we cannot be sure that sufficient capacity will be available at that foundry to enable us to manufacture our initial 90 nanometer Efficeon TM8000 products in the quantities that we would desire if these products were to achieve rapid market acceptance.

      These foundries may allocate capacity to other companies’ products while reducing the capacity available to us on short notice. Foundry customers that are larger than we and have greater economic resources, that have long-term agreements with these foundries or that purchase in significantly larger volumes than we may cause these foundries to reallocate capacity to them, decreasing the capacity available to us. In addition, these foundries could, with little or no notice, refuse to continue to fabricate all or some of the wafers that we require. If these foundries were to stop manufacturing for us, we would likely be unable to replace the lost capacity in a timely manner. Transferring to another manufacturer would require a significant amount of time and money. As a result, we could lose potential sales and fail to meet existing obligations to our customers. These foundries could also, with little or no notice, change the terms under which they manufacture for us, which could cause our manufacturing costs to increase substantially.

Our reliance on TSMC and, in the future, Fujitsu Microelectronics to fabricate our wafers limits our ability to control the production, supply and delivery of our products.

      Our reliance on third-party manufacturers exposes us to a number of risks outside our control, including the following:

•	unpredictability of manufacturing yields and production costs;

•	interruptions in shipments;

•	inability to control quality of finished products;

•	inability to control product delivery schedules;

•	potential lack of access to key fabrication process technologies; and

•	potentially greater exposure to misappropriation of our intellectual property.

We depend on ASE to provide assembly and test services. If ASE were to cease providing services to us in a timely manner and on acceptable terms, our business would suffer.

      We rely on ASE, which is located in Taiwan, for the majority of our assembly and test services. We do not have a contract with ASE for test and assembly services, and we typically procure these services from ASE on a per order basis. ASE could cease to perform all of the services that we require, or could change the terms upon which it performs services for us. If we were required to find and qualify alternative assembly or testing services, we could experience delays in product shipments, increased product costs or a decline in product quality. In addition, as a result of our reliance on ASE, we do not directly control our product delivery schedules. If ASE were not to provide high quality services in a timely manner, our costs could increase, we could experience delays in the delivery of our products and our product quality could suffer.

If our products are not compatible with industry standards, hardware that our customers design into their systems or that is used by end-users or software applications or operating systems for x86-compatible microprocessors, market acceptance of our products and our ability to maintain or increase our revenues would suffer.

      Our products are designed to function as components of a system. If our customers experience system-level incompatibilities between our products and the other components in their systems, we could be required to modify our products to overcome the incompatibilities or delay shipment of our products until the manufacturers of other components modify their products or until our customers select other components. These events would delay purchases of our products, cause orders for our products to be cancelled or result in product returns.

      In addition, to gain and maintain market acceptance, our microprocessors must not have significant incompatibilities with software for x86-compatible microprocessors, and in particular, the Windows operating systems, or hardware used by end-users. Software applications, games or operating systems with machine-specific routines programmed into them can result in specific incompatibilities. If a particular software application, game or operating system is programmed in a manner that makes it unable to respond correctly to our microprocessor, it will appear to users of that software that our microprocessor is not compatible with that software. Software or hardware incompatibilities that are significant or are perceived to be significant could hinder our products from achieving or maintaining market acceptance and impair our ability to increase our revenues.

      In an effort to test and ensure the compatibility of our products with hardware and software for x86-compatible microprocessors, we rely on the cooperation of third-party hardware and software companies, including manufacturers of graphics chips, motherboards, BIOS software and other components. All of these third-party designers and manufacturers produce chipsets, motherboards, BIOS software and other components to support each new generation of Intel’s microprocessors, and Intel has significant leverage over their business opportunities. If these third parties were to cease supporting our microprocessor products, our business would suffer.

Our products may have defects that could damage our reputation, decrease market acceptance of our products, cause us to lose customers and revenue and result in liability to us.

      Highly complex products such as our microprocessors may contain hardware or software defects or bugs for many reasons, including design issues or defective materials or manufacturing processes. Often, these defects and bugs are not detected until after the products have been shipped. If any of our products contains defects, or has reliability, quality or compatibility problems, our reputation might be damaged significantly and customers might be reluctant to buy our products, which could result in the loss of or failure to attract customers. In addition, these defects could interrupt or delay sales. We may have to invest significant capital and other resources to correct these problems. If any of these problems is not found until after we have commenced commercial production of a new product, we might incur substantial additional development costs. If we fail to provide solutions to the problems, such as software patches, we could also incur product recall, repair or replacement costs. These problems might also result in claims against us by our customers or others. In addition, these problems might divert our technical and other resources from other development efforts. Moreover, we would likely lose, or experience a delay in, market acceptance of the affected product or products, and we could lose credibility with our current and prospective customers. This is particularly significant as we are a new entrant to a market dominated by large well-established companies.

We are subject to general economic and market conditions.

      Our business is subject to the effects of general economic conditions in the United States and worldwide and, in particular, market conditions in the semiconductor and computer industries. In 2001, 2002 and through parts of 2003, our operating results were adversely affected by unfavorable global economic conditions and reduced information technology spending, particularly in Japan, where we currently generate a substantial portion of our revenue. These adverse conditions resulted in decreased demand for notebook computers and, as a result, our products, which are components of notebook computers. Further, demand for our products decreases as computer manufacturers seek to manage their component and finished product inventory levels. If the economic conditions in Japan and worldwide do not improve, or worsen, we may continue to experience material adverse effects on our business, operating results and financial condition.

The cyclical nature of the semiconductor industry could create fluctuations in our operating results.

      The semiconductor industry has historically been cyclical and characterized by wide fluctuations in product supply and demand. From time to time, the industry has also experienced significant downturns, often in connection with, or in anticipation of, maturing product cycles and declines in general economic conditions. Industry downturns have been characterized by diminished product demand, production overcapacity and accelerated decline in average selling prices, and in some cases have lasted for more than a year. The industry experienced a downturn of this type in 1997 and 1998, and began experiencing a downturn again in 2001. Our revenue has decreased, in part due to industry-wide downturns, and could decrease further. In addition, we may determine to lower our prices of our products to increase or maintain market share, which would likely harm our operating results.

If we do not keep pace with technological change, our products may not be competitive and our revenue and operating results may suffer.

      The semiconductor industry is characterized by rapid technological change, frequent new product introductions and enhancements, and ongoing customer demands for greater performance. In addition, the average selling price of any particular microprocessor product has historically decreased substantially over its life, and we expect that trend to continue. As a result, our products may not be competitive if we fail to introduce new products or product enhancements that meet evolving customer demands. It may be difficult or costly for us, or we may not be able, to enhance existing products to fully meet customer demands. For instance, in order to meet the demands of our customers for enhancement of our existing products, we may incur manufacturing or other costs that would harm our operating margins and financial condition. Further, we may not achieve further design wins with current customers unless we continue to meet their evolving needs by developing new products. The development of new products is complex, and we may not be able to complete development in a timely manner, or at all. To introduce and improve products on a timely basis, we must:

•	accurately define and design new products to meet market needs;

•	design features that continue to differentiate our products from those of our competitors;

•	transition our products to new manufacturing process technologies;

•	identify emerging technological trends in our target markets;

•	anticipate changes in end-user preferences with respect to our customers’ products;

•	bring products to market on a timely basis at competitive prices; and

•	respond effectively to technological changes or product announcements by others.

We believe that we will need to continue to enhance our products and develop new products to keep pace with competitive and technological developments and to achieve market acceptance for our products. We may incur significant research and development, manufacturing or other costs that would harm our operating margins and financial conditions, in our development efforts. These efforts may not result in enhanced products, or in additional product sales. Accordingly, these investments may not provide us with an acceptable return, or any return at all.

Advances in battery design, cooling systems and power management systems could adversely affect our ability to achieve widespread market acceptance for our products.

      We believe that our ability to achieve widespread market acceptance for our products will depend in large part on whether potential purchasers of our products believe that the low power usage of our products is a substantial benefit. Advances in battery technology, or energy technologies such as fuel cell technologies, that offer increased battery life and enhanced power capacity, as well as the development and introduction of more advanced cooling systems, may make microprocessor power consumption a less important factor to our customers and potential customers. These developments, or developments in power management systems by third parties, may adversely affect our ability to market and sell our products and increase our revenues.

Our products may infringe the intellectual property rights of others, which may cause us to become subject to expensive litigation, cause us to incur substantial damages, require us to pay significant license fees or prevent us from selling our products.

      Our industry is characterized by the existence of a large number of patents and frequent claims and related litigation regarding patent and other intellectual property rights. We cannot be certain that our products do not and will not infringe issued patents, patents that may be issued in the future, or other intellectual property rights of others. In addition, leading companies in the semiconductor industry have extensive intellectual property portfolios with respect to semiconductor technology. From time to time, third parties, including these leading companies, may assert exclusive patent, copyright, trademark and other intellectual property rights to technologies and related methods that are important to us. We expect that we may become subject to infringement claims as the number of products and competitors in our target markets grows and the functionality of products overlaps. We have received, and may in the future receive, communications from third parties asserting patent or other intellectual property rights covering our products. Litigation may be necessary in the future to defend against claims of infringement or invalidity, to determine the validity and scope of the proprietary rights of others, to enforce our intellectual property rights, or to protect our trade secrets. We may also be subject to claims from customers for indemnification. Any resulting litigation, regardless of its resolution, could result in substantial costs and diversion of resources.

      If it were determined that our products infringe the intellectual property rights of others, we would need to obtain licenses from these parties or substantially reengineer our products in order to avoid infringement. We might not be able to obtain the necessary licenses on acceptable terms, or at all, or to reengineer our products successfully. Moreover, if we are sued for infringement and lose the suit, we could be required to pay substantial damages or be enjoined from licensing or using the infringing products or technology. Any of the foregoing could cause us to incur significant costs and prevent us from selling our products.

If we are unable to protect our proprietary rights adequately, our competitors might gain access to our technology and we might not compete successfully in our markets.

      We believe that our success will depend in part upon our proprietary technology. We rely on a combination of patents, copyrights, trademarks, trade secret laws and contractual obligations with employees and third parties to protect our proprietary rights. These legal protections provide only limited protection and may be time consuming and expensive to obtain and enforce. If we fail to protect our proprietary rights adequately, our competitors might gain access to our technology. As a result, our competitors might offer similar products and we might not be able to compete successfully in our market. Moreover, despite our efforts to protect our proprietary rights, unauthorized parties may copy aspects of our products and obtain and use information that we regard as proprietary. Also, our competitors may independently develop similar, but not infringing, technology, duplicate our products, or design around our patents or our other intellectual property. In addition, other parties may breach confidentiality agreements or other protective contracts with us, and we may not be able to enforce our rights in the event of these breaches. Furthermore, we expect that we will increase our international operations in the future, and the laws of many foreign countries do not protect our intellectual property rights to the same extent as the laws of the United States. We may be required to spend significant resources to monitor and protect our intellectual property rights.

      Our pending patent and trademark applications may not be approved. Our patents, including any patents that may result from our patent applications, may not provide us with any competitive advantage or may be challenged by third parties. If challenged, our patents might not be upheld or their claims could be narrowed. We may initiate claims or litigation against third parties based on our proprietary rights. Any litigation surrounding our rights could force us to divert important financial and other resources from our business operations.

We might not experience growth in our licensing revenues.

      Although licensing revenue for the nine months ended September 30, 2003 was $850,000, the corresponding period in 2002 did not include any licensing revenue, and we may not recognize significant licensing revenue in the future. License transactions often have a long sales cycle and can result in additional liability, such as indemnification obligations. In addition, the amount of revenue we recognize under some of our license transactions can depend significantly upon product sales by the licensees, over which we will have no control. While we anticipate that we will continue to license our technology to licensees, we cannot predict the timing or the extent of any future licensing revenue, and recent levels of license revenues may not be indicative of future periods.

We might not be able to execute on our business plan if we lose key management or technical personnel, on whose knowledge, leadership and technical expertise we rely.

      Our success depends heavily upon the contributions of our key management and technical personnel, whose knowledge, leadership and technical expertise would be difficult to replace. Many of these individuals have been with us for several years and have developed specialized knowledge and skills relating to our technology and business. Others have joined us in senior management roles only recently. In March 2003, Arthur L. Swift joined us as senior vice president of marketing. All of our executive officers and key personnel are employees at will. We have no employment contracts and do not maintain key person insurance on any of our personnel. We might not be able to execute on our business plan if we were to lose the services of any of our key personnel. If any of these individuals were to leave our company unexpectedly, we could face substantial difficulty in hiring qualified successors and could experience a loss in productivity while any such successor develops the necessary training and experience.

We will not be able to grow our business if we are unable to hire, train and retain sales, marketing, operations, engineering and finance personnel.

      To grow our business successfully and maintain a high level of quality, we will need to recruit, train, retain and motivate highly skilled sales, marketing, engineering and finance personnel. We will need to develop our sales and marketing organizations in order to increase market awareness of our products and to increase revenue. In addition, as a company focused on the development of complex products, we will need to hire skilled engineering staff of various experience levels in order to meet our product roadmap. We may not be able to hire on a timely basis a sufficient number of skilled employees, which could lead to delays in product deliveries or the development of new products. Competition for skilled employees, particularly in the San Francisco Bay Area, is intense. We may have difficulty recruiting potential employees and retaining our key personnel if prospective or current employees perceive the equity component of our compensation package to be less valuable than that of other employers.

The evolution of our business could place significant strain on our management systems, infrastructure and other resources, and our business may not succeed if we fail to manage it effectively.

      Our ability to implement our business plan in a rapidly evolving market requires effective planning and management process. Changes in our business plans could place significant strain on our management systems, infrastructure and other resources. In addition, we expect that we will continue to improve our financial and managerial controls and procedures. We will also need to expand, train and manage our workforce worldwide. Furthermore, we expect that we will be required to manage an increasing number of relationships with suppliers, manufacturers, customers and other third parties. If we fail to manage change effectively, our employee-related costs and employee turnover could increase and our business may not succeed.

We have significant international operations and plan to expand our international operations, which exposes us to risk and uncertainties.

      We believe that we must expand our international sales and distribution operations to be successful. We have sold, and in the future we expect to sell, most of our products to customers in Asia. In addition, TSMC and ASE are located in Taiwan, and the Fujitsu Microelectronics foundry we intend to use for our initial 90 nanometer product is located in Japan. As part of our international expansion, we have personnel in Taiwan, Japan and Europe who provide sales and customer support. We have appointed distributors, stocking representatives and manufacturers’ representatives to sell products in Japan, Taiwan, Hong Kong, Europe, China, Korea and North America. In addition, we generally ship our products from a third-party warehouse facility located in Hong Kong. In attempting to conduct and expand business internationally, we are exposed to various risks that could adversely affect our international operations and, consequently, our operating results, including:

•	difficulties and costs of staffing and managing international operations;

•	fluctuations in currency exchange rates;

•	unexpected changes in regulatory requirements, including imposition of currency exchange controls;

•	longer accounts receivable collection cycles;

•	import or export licensing requirements;

•	problems in the timeliness or quality of product deliveries;

•	potentially adverse tax consequences;

•	major health concerns, such as SARS;

•	political and economic instability, for example as a result of tensions between Taiwan and the People’s Republic of China; and

•	potentially reduced protection for intellectual property rights.

Our operating results are difficult to predict and fluctuate significantly. A failure to meet the expectations of securities analysts or investors could result in a substantial decline in our stock price.

      Our operating results fluctuate significantly from quarter to quarter, and we expect that our operating results will fluctuate significantly in the future as a result of one or more of the risks described in this section or as a result of numerous other factors. You should not rely on quarter-to-quarter comparisons of our results of operations as an indication of our future performance. Our stock price has declined substantially since our stock began trading publicly. If our future operating results fail to meet or exceed the expectations of securities analysts or investors, our stock price would likely decline further in the future.

      A large portion of our expenses, including rent and salaries, is fixed and difficult to reduce. Our expenses are based in part on expectations for our revenue. If our revenue does not meet our expectations, the adverse effect of the revenue shortfall upon our operating results may be acute in light of the fixed nature of our expenses. We often make many shipments of our products at or near the end of the fiscal quarter, which makes it difficult to estimate or adjust our operating activities quickly in response to a shortfall in expected revenue.

The price of our common stock has been volatile and is subject to wide fluctuations.

      The market price of our common stock has been volatile and is likely to remain to be subject to wide fluctuations in the future. Many factors could cause the market price of our common stock to fluctuate, including:

•	variations in our quarterly results;

•	market conditions in our industry, the industries of our customers and the economy as a whole;

•	announcements of technological innovations by us or by our competitors;

•	introductions of new products or new pricing policies by us or by our competitors;

•	acquisitions or strategic alliances by us or by our competitors;

•	recruitment or departure of key personnel;

•	the gain or loss of significant orders;

•	the gain or loss of significant customers; and

•	changes in the estimates of our operating performance or changes in recommendations by securities analysts.

      In addition, the stock market generally and the market for semiconductor and other technology-related stocks in particular experienced a decline during 2000, 2001 and through 2002, and could decline further, which could cause the market price of our common stock to fall for reasons not necessarily related to our business, results of operations or financial condition. The market price of our stock also might decline in reaction to events that affect other companies in our industry even if these events do not directly affect us. Accordingly, you may not be able to resell your shares of common stock at or above the price you paid. Securities litigation is often brought against a company following a period of volatility in the market price of its securities, and we have been subject to such litigation in the past. Any such lawsuits in the future will divert management’s attention and resources from other matters, which could also adversely affect our business and the price of our stock.

Our California facilities and the facilities of third parties upon which we rely to provide us critical services are located in regions that are subject to earthquakes and other natural disasters.

      Our California facilities, including our principal executive offices, are located near major earthquake fault lines. If there is a major earthquake or any other natural disaster in a region where one of our facilities is located, our business could be materially and adversely affected. In addition, TSMC, upon which we currently rely to fabricate our wafers, and ASE, upon which we currently rely for the majority of our assembly and test services, are located in Taiwan. Fujitsu Microelectronics, which we expect will fabricate a significant amount of our wafers in the future, is located in Japan. Taiwan and Japan have experienced significant earthquakes and could be subject to additional earthquakes in the future. Any earthquake or other natural disaster in these areas could materially disrupt our manufacturer’s production capabilities and ASE’s assembly and test capabilities and could result in our experiencing a significant delay in delivery, or substantial shortage, of wafers and possibly in higher wafer prices.

Our certificate of incorporation and bylaws, stockholder rights plan and Delaware law contain provisions that could discourage or prevent a takeover, even if an acquisition would be beneficial to our stockholders.

      Provisions of our certificate of incorporation and bylaws, as well as provisions of Delaware law, could make it more difficult for a third party to acquire us, even if doing so would be beneficial to our stockholders. These provisions include:

•	establishing a classified board of directors so that not all members of our board may be elected at one time;

•	providing that directors may be removed only “for cause” and only with the vote of 66 2/3% of our outstanding shares;

•	requiring super-majority voting to amend some provisions in our certificate of incorporation and bylaws;

•	authorizing the issuance of “blank check” preferred stock that our board could issue to increase the number of outstanding shares and to discourage a takeover attempt;

•	limiting the ability of our stockholders to call special meetings of stockholders;

•	prohibiting stockholder action by written consent, which requires all stockholder actions to be taken at a meeting of our stockholders; and

•	establishing advance notice requirements for nominations for election to our board or for proposing matters that can be acted upon by stockholders at stockholder meetings.

      In addition, the stockholder rights plan, which we implemented in 2002, and Section 203 of the Delaware General Corporation Law may discourage, delay or prevent a change in control.

Recently enacted and proposed changes in securities laws and regulations are likely to increase our costs.

      The Sarbanes-Oxley Act of 2002 requires changes in some of our corporate governance, public disclosure and compliance practices. The Act also requires the SEC to promulgate new rules on a variety of subjects. In addition to final rules and rule proposals already made by the SEC, the National Association of Securities Dealers has adopted revisions to its requirements for companies, such as us, that are listed on the Nasdaq National Market. We expect these developments to increase our legal and financial compliance costs, and to make some activities, such as SEC reporting requirements, more difficult. Additionally, we expect these developments to make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These developments could make it more difficult for us to attract qualified executive officers and attract and retain qualified members of our board of directors, particularly to serve on our audit committee. We are presently evaluating and monitoring regulatory developments and cannot estimate the timing or magnitude of additional costs we may incur as a result.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSMETA CORPORATION

Date: November 25, 2003	By: /s/ John O’Hara Horsley John O’Hara Horsley, Vice President, General Counsel and Secretary

Exhibit Index

Exhibit
Number	Exhibit Title or Description

99.01	Press Release dated November 25, 2003.